UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2005

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

                    (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On March 1, 2005, Renaissance Learning, Inc. (the “Company”) granted stock options under the Company’s 1997 Stock Incentive Plan (the “Plan”) to John R. Hickey, the Company’s President and Chief Executive Officer, Steven A. Schmidt, the Company’s Executive Vice President and each of the Company’s non-employee directors (John H. Grunewald, Gordon H. Gunnlaugsson, Harold E. Jordan, Addison L. Piper and Judith A. Ryan).

The stock options were granted subject to the terms of the nonstatutory stock option agreements the forms of which are attached as Exhibits 99.1, 99.2 and 99.3 and incorporated herein by reference.  The stock option agreement for non-employee directors provides that the options granted to each of the non-employee directors are vested 100% upon grant and are immediately exercisable as to all of the shares of the Company’s common stock underlying the stock options.  In general, the stock options will be exercisable for one year after a non-employee director’s death or disability, as defined under the Plan.  In all other cases, unless the Company’s compensation committee (the “Compensation Committee”) determines otherwise, the stock options will be exercisable for two years following the date of termination of the non-employee director’s service on the Board of Directors.

The stock option agreement for Mr. Hickey provides that the option granted to Mr. Hickey may be exercised pursuant to the vesting schedule set forth therein.  If Mr. Hickey’s employment is terminated for cause, as defined under the Plan, the option will expire immediately.  If Mr. Hickey’s employment is terminated due to his death or disability, as defined under the Plan, the option will be exercisable for one year after the date of such termination and only to the extent that it was vested on the date of termination of employment.  The option will remain exercisable for ten years from the date of its grant if Mr. Hickey remains employed by the Company until at least July 17, 2008.  In all other cases, unless the Compensation Committee determines otherwise, the option will be exercisable for ninety days following the termination of Mr. Hickey’s employment, and only to the extent that it was vested on the date of termination of employment.

The stock option agreement for Mr. Schmidt provides that the option granted to Mr. Schmidt may be exercised pursuant to the vesting schedule set forth therein.  In general, the option will be exercisable for one year after Mr. Schmidt’s death or disability, as defined under the Plan.  In all other cases, unless the Compensation Committee determines otherwise, the option will be exercisable for ninety days following the termination of Mr. Schmidt’s employment for any reason other than cause, as defined under the Plan.  If Mr. Schmidt’s employment is terminated for cause, the option will expire immediately.  Unless otherwise determined by the Compensation Committee, the option will be exercisable only to the extent it was vested on the date of termination of employment.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

99.1	Form of Nonstatutory Stock Option Agreement between Renaissance Learning, Inc. and John R. Hickey

99.2	Form of Nonstatutory Stock Option Agreement between Renaissance Learning, Inc. and certain employees and consultants

99.3	Form of Nonstatutory Stock Option Agreement between Renaissance Learning, Inc. and certain non-employee directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2005	RENAISSANCE LEARNING, INC.

	By:	/s/ Mary T. Minch
Mary T. Minch
Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Nonstatutory Stock Option Agreement between Renaissance Learning, Inc. and John R. Hickey

99.2	Form of Nonstatutory Stock Option Agreement between Renaissance Learning, Inc. and certain employees and consultants

99.3	Form of Nonstatutory Stock Option Agreement between Renaissance Learning, Inc. and certain non-employee directors